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                                                                    EXHIBIT 3(b)

                                     BYLAWS

                                       OF

                         FIRST MISSISSIPPI CORPORATION

                 (With all Amendments through August 27, 1996)


                                   ARTICLE I.

                                NAME AND OFFICES

     1.1   The name of this corporation shall be FIRST MISSISSIPPI CORPORATION.

     1.2 The principal or home office shall be in the City of Jackson, County of Hinds, State of Mississippi.

     1.3 The corporation may also have offices at such other places as the board of directors may from time to time appoint or as the business of the corporation may require.

                                  ARTICLE II.

                             STOCKHOLDERS' MEETINGS

     2.1 The place of all meetings of the stockholders shall be the principal office of the corporation in the City of Jackson, County of Hinds, State of Mississippi, or such other place within or without the State of Mississippi as shall be determined from time to time by the board of directors, and the place at which such meeting shall be held shall be stated in the call and notice of the meeting.

     2.2 The annual meeting of the stockholders of the corporation for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting shall be held each year upon such date as may be determined by the board of directors. If the annual meeting of the stockholders is not held as herein prescribed, or the election of directors shall not be had at such meeting or an adjournment thereof, the election of directors may be held at any meeting thereafter called pursuant to these bylaws.

     2.3 The voting at all meetings of the stockholders may be viva voce, but twenty five percent (25%) of the stockholders present in person and by proxy may demand a


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stock vote whereupon such stock vote shall be taken.  Persons voting proxies certified to by the secretary or assistant secretary of the corporation may vote the proxies as a whole. Persons voting proxies not certified by the secretary or assistant secretary shall state the name for whom the proxy is held and the number of shares voted by proxy.

     2.4 Every stockholder shall have the right to vote in person or by proxy the number of shares of stock owned by him for as many persons as there are directors to be elected or to cumulate said shares so as to give one candidate as many votes as the number of directors to be elected multiplied by the number of his shares of stock shall equal or distribute them on the same principle among as many candidates as he shall see fit. The persons receiving the most votes from among the candidates shall be elected.

     2.5 At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than eleven months prior to said meeting, unless said instrument provides for a longer period. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation, and except where the transfer books of the corporation shall have been closed or a date has been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted at the annual meeting of the stockholders which shall have been transferred on the books of the corporation within twenty days next preceding such meeting. If more than one proxy shall be presented from the same stockholder, the last one executed shall govern. The date shown thereon shall be prima facie correct; but if any is found by the board of directors or by the inspectors of election or by a committee appointed by the board of directors to have been postdated, the same shall be void. In case of any conflict the action of the board of directors thereon shall govern.

     2.6 A complete list of the stockholders entitled to vote at any stockholders meeting, arranged in alphabetical order, and the number of voting shares held by each, shall be prepared by the secretary, who shall have charge of the stock ledger, and filed in the principal office of the corporation or in the office where the meeting is to be held, beginning no later than two (2) days after the notice of such meeting is given, and shall, during the usual hours for business, and during the whole time of said meeting or any adjournment thereof, be open to the examination of any stockholder, his agent or attorney.

     2.7 Special meetings of the stockholders may be called by the chairman of the board of directors or by the chief executive officer, or by majority of the board of directors and shall be called at any time by the chairman of the board of directors, or the chief executive officer, or the president/chief operating officer, or any vice president, or the secretary or the chief financial officer, upon the written request of stockholders owning one-tenth (1/10) of the outstanding stock of the corporation entitled to vote at such meeting. The purpose or purposes for which a special meeting is called shall be stated in the written or printed notice of the meeting.

     2.8 Notice of the time and place of the annual meeting of stockholders shall be given by mailing written or printed notice of the same at least ten
(10) days, and not more than

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sixty (60) days, prior to the meeting, and notice of the time and place of special meetings shall be given by written or printed notice of the same at least ten (10) days and not more than sixty (60) days prior to the meeting, with postage prepaid, to each stockholder of record of the corporation entitled to vote at such meeting, and addressed to the address appearing on the stock transfer books of the corporation. The board of directors may fix in advance a date, not exceeding seventy (70) days preceding the date of any meeting of stockholders, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting. No notice need be given of any adjourned meeting of the stockholders except as required by law.

     2.9 A quorum at any annual or special meeting of stockholders shall consist of stockholders representing, either in person or by proxy, a majority of the outstanding capital stock of the corporation entitled to vote at such meeting.

     2.10 At each meeting of stockholders the board of directors or the presiding officer shall have the right, at their sole option, to appoint one or more inspectors of election. The inspectors shall receive all proxies and ballots, determine all challenges and questions arising in connection with the right to vote, and count and tabulate all votes, ballots or consents and determine the result. If for any reason the board of directors or the presiding officer fails to appoint at least one inspector, then in that event the secretary of the corporation or any other corporate official designated by the presiding officer shall be empowered with all of the responsibilities and authority of the inspectors of election.

     2.11 At the annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting given by or at the direction of the board of directors, otherwise properly brought before the meeting by or at the direction of the board of directors or otherwise properly brought before the meeting by a stockholder. For business to be properly brought before the annual meeting by a stockholder, including the nomination of a director, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not more than five (5) business days after the giving of the notice of the date and place of the meeting to the stockholders as required in Section 2.8 of these bylaws. A stockholder's notice to the secretary shall inform as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and numbers of shares of the corporation which are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business. Notwithstanding anything in the bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2.11. The presiding officer of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.11, and if he should so determine, he shall so declare to the meeting, and any such business not properly before the meeting shall not be transacted.


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                                  ARTICLE III.

                               BOARD OF DIRECTORS

     3.1 The management of the affairs, property, and business of the corporation shall be vested in a board of directors, who shall be chosen as hereinafter set forth and who shall hold office until their successors are elected and qualify or until their earlier death, resignation or removal. Directors shall be stockholders and a transfer by a director of all of his stock in the corporation shall operate as a resignation of his office. In addition to the powers and authorities by these bylaws and the charter of incorporation expressly conferred upon it, the board of directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the charter or by these bylaws required to be exercised or done by the stockholders.

     The board of directors will adopt corporate governance guidelines to set forth policies and procedures to organize themselves and oversee operations of the corporation. These guidelines shall be adopted, as well as amended or modified, only by the affirmative vote of not less than two-thirds (2/3) of all directors, except that the affirmative vote of not less than four-fifths (4/5) of all directors shall be required to amend, modify, add to or delete from any guideline which directly relates to a matter which, under these bylaws, would require not less than a four-fifths (4/5) vote of the directors to amend, modify, add to or delete therefrom.

     3.2 The board of directors shall consist of twelve (12) persons; provided, however, that beginning November 25, 1996, the board of directors shall consist of thirteen persons, five (5) of whom shall be assigned to the group of directors whose term of office expires in 1998, until such time as any one of such group shall cease to be a member of the board of directors. Thereafter, the board of directors shall consist of twelve (12) persons. Directors who change employment or retire or become disabled will offer written resignation as a result of such event to the Committee on Director Affairs (or successor committee) which will make a recommendation with respect to continued
service to the board of directors for action.    Each existing director on
August 22, 1995 who had completed less than nine (9) consecutive years of service on the board of directors on that date will offer a written resignation upon the completion of nine (9) consecutive years of service if under age 65 at that time. In addition, all directors who were under age 65 on August 22, 1995 will offer a written resignation upon reaching age 65. Future directors will offer resignations upon completion of nine (9) consecutive years of service prior to age 65 and again upon reaching age 65. In each case, the Committee on Director Affairs (or successor committee) will make a recommendation with respect to continued service to the board of directors for action. Directors will retire at age 70.

     3.3 The first board of directors shall consist of three groups, the terms of office thereof expiring as follows: The first group at the annual stockholders' meeting in 1958; the second group at such meeting in 1959 and the third group at such meeting in 1960. Thereafter, the directors of the corporation shall be divided into three groups which shall be as nearly equal as may be possible. At each annual stockholders' meeting held thereafter, the successors of the group of directors whose terms expire in that year shall be elected to hold office

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for a full term of three years (subject to retirement and resignation as required by Section 3.2), so that the term of office of one group of directors shall expire each year; provided, however, that the term of office of the directors of each group shall continue until the election and qualification of the successors to the directors of such group. After the division of directors into groups, any additional directors who may be elected as herein provided shall be assigned to the various groups so as to maintain the number in each group as nearly equal as possible.

     3.4 The board of directors shall by resolution entered on its minutes determine and fix the authority and duties of officers and employees with respect to the signing on behalf of the corporation of all checks, drafts, deeds, leases, contracts, assignments, and other instruments, documents and papers of every kind and character whatsoever.

     3.5 All vacancies in the board of directors, whether caused by resignation, death, increase in the number of directors, or otherwise, shall be filled by election by the board of directors. If the term of the replacement or new director extends beyond the next meeting of stockholders, then the balance of the term beyond that stockholders' meeting is subject to confirmation by a vote of the stockholders. Each such director elected shall hold office until his successor is elected and qualifies.

     3.6 Regular meetings of the board of directors may be held at the principal office of the corporation or at such other place or places, within or without the State of Mississippi, as the board of directors may from time to time designate, and at such meetings any and all business of the corporation may be transacted without the necessity of stating in the call the matters to be considered.

           If, in the opinion of the chairman of the board of directors or the chief executive officer, there exists a reason to do so, the board of directors or any committee of the board of directors may meet by a telephone conference hookup (or similar electronic means in which all participants can hear each
other).   All business presented and discussed at said telephone meeting shall be set forth in the minutes of said meeting, and the minutes shall be mailed to all directors as soon as possible following said meeting.

           Any director who is unable to attend a board of directors or committee meeting in person may participate by means of telephone hookup (or similar electronic means in which all participants can hear each other) and such participation shall constitute his presence in person at such meeting.

     3.7 Special meetings of the board of directors may be called at any time by the chairman of the board or chief executive officer or by two-thirds (2/3) of the number of directors specified in Section 3.2, to be held at the principal office of the corporation or at such other place within or without the State of Mississippi, as may be designated in such call, and at such meetings any and all business of the corporation may be transacted without the necessity of stating in the call the matters to be considered. The provisions of Section 3.6 regarding telephone conference hookup and telephone attendance at regular meetings shall also apply to special meetings.


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     3.8   Notice of all meetings of the board of directors shall be given in writing to each director by not less than two (2) days service of the same by delivery in person, by telegraph, teletype, or other form of wire or wireless communication, or by not less than five (5) days service of the same by letter; provided, however, if the chairman of the board or the chief executive officer or two-thirds (2/3) of the number of directors specified in Section 3.2 determines that circumstances require the board of directors to meet on less than two days' notice, then a meeting may be held on lesser (but in no event less than eight hours') notice, if each director is notified of the time and place of such meeting by at least one of the following means: (1) orally, whether in person or by a telephone conversation in which the director personally participates, or (2) in a writing actually received by such director, which is delivered to him in person, by telegraph, teletype or other form of wire or wireless communication, or private carrier. For the purpose of the preceding sentence, a written notice is deemed to have been "actually received" by a director if it is delivered to his designated address as it appears in the books of the corporation during normal business hours at least eight hours before the time for the meeting Provided, that by unanimous consent of the directors executed before or after any such meeting, meetings at any time or place may be held without notice.

     3.9 A quorum at all meetings of the board of directors shall consist of a majority of the whole board. Unless otherwise provided by law, by the charter of incorporation or by these bylaws, the act of the majority of the directors at a meeting at which a quorum is present shall be the act of the board of directors, except for the following: (a) the affirmative vote of not less than two-thirds (2/3) of all directors shall be required to approve any plan of merger, consolidation or reorganization and to recommend to the stockholders any merger, consolidation or reorganization of the corporation into or with any other corporation, domestic or foreign, (b) the affirmative vote of not less than two-thirds (2/3) of all directors shall be required to modify, add to or delete from these bylaws, and (c) the affirmative vote of not less than four-fifths (4/5) of all directors shall be required to amend, modify or delete
Section 3.2 or Section 3.3 of these bylaws.

     3.10 Standing or temporary committees will be appointed from its own number by the board of directors from time to time, and the board of directors may from time to time invest such committees with such powers as it may see fit, subject to such conditions or restrictions as may be prescribed by law or by such board.

     3.11 Directors shall be paid such compensation as shall be fixed by resolution of the board of directors. In addition, a fixed per diem plus expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board of directors or for attending committee meetings or for performing special services at the request of the chief executive officer. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor; however, the number of active employee directors will be limited to one.






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                                  ARTICLE IV.

                                    OFFICERS

     4.1 The officers of the corporation shall be a chairman of the board of directors, a chief executive officer, a president/chief operating officer, such vice presidents as may be designated by the board of directors, a secretary, a chief financial officer, and a general counsel, each of whom shall be elected by the affirmative vote of two-thirds (2/3) of all directors, and who shall hold office at the pleasure of the board of directors for a term of one year and thereafter until their successors are elected and qualify. The board of directors may also choose such additional officers as they may deem desirable. The chairman of the board must be a member of the board of directors. The board of directors may combine any two offices in one person except the offices of president/chief operating officer and secretary. Any officer may be removed by the affirmative vote of two-thirds (2/3) of all directors.

     4.2 The chairman of the board shall preside at all meetings of the directors and stockholders, and shall be ex-officio member of all standing committees of the board of directors, unless precluded by conflict of interest, including but not limited to conflicts specified in corporate governance guidelines as adopted by the board of directors; provided, however, that if the chairman of the board also serves as the chief executive officer, he shall not be a member of the Compensation and Human Resources Committee. He shall perform all such other duties as are incident to his office or properly required of him by the board of directors, or as specified in corporate governance guidelines as adopted by the board of directors, including scheduling and setting agendas for board meetings, serving as primary representative of the board with the chief executive officer, and monitoring and evaluating the chief executive officer's performance. If the chairman is also the chief executive officer, he will discharge the duties and responsibilities of that position in addition to those responsibilities of the chairman, unless precluded by conflict of interest, including but not limited to conflicts specified in corporate governance guidelines as adopted by the board of directors.

     4.3 The chief executive officer shall be the principal officer of the corporation and shall have general supervision of the affairs of the corporation. He shall be primarily responsible for implementing policies of the board of directors and conducting the business of the corporation. He shall make reports to the board of directors and stockholders, and shall perform all such other duties as are incident to his office or are properly required of him by the board of directors. The chief executive officer may also serve as the chairman of the board of directors and/or president/chief operating officer.

     4.4 The president/chief operating officer shall have certain duties and supervise specific affairs of the corporation as properly required of him by the board of directors from time to time. He shall exercise the functions of the chief executive officer in the absence or disability of the chief executive officer, unless and until the board of directors designates another person to assume such functions.


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     4.5   The vice-presidents, which may include an executive vice-president, shall have such powers and discharge such duties as may be assigned to them from time to time by the board of directors.

     4.6 The secretary shall issue notices for all meetings, except that the notice for special meetings of directors called at the request of the required two-thirds (2/3) members as provided in Section 3.7 may be issued by such directors, shall keep minutes of all meetings, shall have charge of the seal and the corporate books, and shall make such reports and perform such other duties as are incident to his office, or are properly required of him by the board of directors.

     4.7 The chief financial officer shall have the custody of all monies and securities of the corporation and shall keep regular books of account. Except as may be otherwise provided by the board of directors under Section 6.2, he shall disburse the funds of the corporation, or as may be ordered by the board of directors, taking proper voucher for disbursement, and shall render to the board of directors, from time to time as may be required of him, an account of all transactions as chief financial officer and of the financial condition of the corporation. He shall perform all duties incident to his office or which are properly required of him by the board of directors.

     4.8 The general counsel, subject to the supervision of the board of directors, shall be responsible for all matters of legal import.

     4.9 In the case of absence or inability or failure to act of any officer of the corporation and of any person herein authorized to act in his place, the board of directors may from time to time delegate the powers or duties of such officer to any other officer, or any director or other person whom it may select in either case by the affirmative vote of two-thirds (2/3) of all directors.

     4.10 Vacancies in any office arising from any cause may be filled by the directors at any regular or special meetings by the affirmative vote of two-thirds (2/3) of all directors.

     4.11 The board of directors may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

     4.12 The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

     4.13 The board of directors may by resolution require any or all of the officers to give bonds to the corporation with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective offices, and to comply with such other conditions as may from time to time be required by the board of directors. The premiums and other cost of such bonds may be paid by the corporation.


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                                   ARTICLE V.

                                     STOCK

     5.1 Certificates of capital stock shall be issued in numerical order and each stockholder shall be entitled to a certificate certifying to the number of shares owned by him. Such certificates shall be executed by such officers or agents (which may include a registrar and transfer agents) as the board of directors may by resolution entered upon its minutes determine, and the board may determine which, if any, of the signatures thereon may be facsimile.

     5.2 In case any officer who has signed, or whose facsimile signature has been used on, a certificate, has ceased to be an officer before the certificate has been delivered, such certificates may, nevertheless, be adopted and issued and delivered by the corporation as though the officer who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer of the corporation.

     5.3 Transfer of stock shall be made only upon the transfer books of the corporation, kept at the office of the corporation or at the office of any transfer agents or registrar and before a new certificate is issued, the old certificate shall be surrendered for cancellation.

     5.4 Registered stockholders only shall be entitled to be treated by the corporation as the holders in fact of the stock standing in their respective names, and the corporation shall not be bound to recognize any equitable or other claim to or interest in any shares on the part of any other person, whether or not it shall have express or other notice thereof.

     5.5 In case of loss or destruction of any certificate of stock, another may be issued in its place upon proof of such loss or destruction, and upon the giving of a satisfactory bond of indemnity to the corporation in such sum as the board of directors may provide.

     5.6 The board of directors shall have power and authority to make all rules and regulations as it may deem expedient concerning the issue, transfer, conversion, and registration of certificates for share of the capital stock of the corporation, not inconsistent with the laws of Mississippi, the charter of the corporation and these bylaws.

     5.7 The board of directors shall have power to close the stock transfer books of the corporation for a period not exceeding seventy (70) days preceding the date of any meeting of stockholders, or the date when any redemption or purchase of capital stock shall go into effect, or for a period of not exceeding seventy (70) days in connection with obtaining the consent of stockholders for any purpose, provided, however, that in lieu of closing the stock transfer books as aforesaid, the board of directors may fix in advance a date, not exceeding seventy (70) days preceding the date of any meeting of stockholders, or the date when any redemption or purchase of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, and any adjournment thereof, or to exercise the rights in respect of any such redemption or purchase of capital stock, or to give such consent, and in such case such stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting, and any adjournment thereof, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of stock on the books of the corporation after any such record date fixed as aforesaid.

     5.8 The common stock of the corporation shall be issued in such amounts and shall be sold at such price or prices, not less than par, as the board of directors may from time to time and at any time determine.

     5.9 Dividends upon common stock shall be payable as and when declared by the board of directors at its discretion.

                                  ARTICLE VI.

                                 MISCELLANEOUS

     6.1 Any part of or all of the cash dividends payable upon any shares of capital stock may be applied, in the discretion of the board of directors, to the payment of any indebtedness of the holder of such stock to the corporation.

     6.2 The monies of the corporation shall be deposited in the name of the corporation in such bank or banks or trust company or trust companies as the board of directors shall designate, and shall be drawn out only by check signed by persons designated by resolution by the board of directors.

     6.3 The fiscal year of the corporation shall be determined by the board of directors.

     6.4 With the notice of the annual meeting of the stockholders there shall be mailed a general report of the business of the corporation and a report of the general financial condition of the corporation and its property.

     6.5 (a) Notwithstanding this Section of these bylaws, except as set forth in paragraph (b) of this Section, the affirmative vote or consent of the holders of not less than four-fifths of the outstanding shares of stock of the corporation entitled to vote in elections of directors shall be required:

                (1) to adopt any agreement for, or to approve, the merger or consolidation of the corporation or any subsidiary (as hereinafter defined) with or into any other person (as hereinafter defined),

                (2) to authorize any sale, transfer or exchange to any other person of all or substantially all of the assets of the corporation or any subsidiary, or

                (3) to authorize the issuance or transfer by the corporation or any subsidiary of any voting securities of the corporation or any subsidiary in exchange or payment for the securities or assets of any other person, if such authorization is otherwise required by law or by agreement between the corporation and any national securities exchange or by any other agreement to which the corporation or any subsidiary is a party.

           (b) The provisions of paragraph (a) of this Section shall not apply, and the provisions of Mississippi law shall apply, to (1) any transaction described therein if the board of directors by resolution shall have approved by two-thirds vote of all directors a memorandum of understanding with such other person setting forth the principal terms of such transaction and such transaction is substantially consistent therewith; or (2) any transaction described therein if such other person is a corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in elections of directors is owned of record or beneficially by the corporation or its subsidiaries.

           (c) The affirmative vote or consent of the holders of not less than four-fifths of the outstanding shares of stock of the corporation entitled to vote in elections of directors shall be required for the adoption of any plan for the dissolution of the corporation if the board of directors shall not have, by resolution adopted by two-thirds vote of all directors, recommended to the stockholders the adoption of such plan for dissolution of the corporation. If the board of directors shall have so recommended to the stockholders such plan for dissolution of the corporation, the provisions of Mississippi law shall apply.

           (d)  For the purposes of this Section,

                (1) a "subsidiary" is any corporation more than 49 percent of the voting securities of which are owned, directly or indirectly, by the corporation;

                (2) a "person" is any individual, corporation, or other entity.

           (e) The board of directors shall have the power and duty to determine, for purposes of this Section, on the basis of information known to such board, whether a proposed transaction is substantially consistent with any memorandum of understanding of the character referred to in paragraph (b) of this Section.

     Any such determination shall be conclusive and binding for all purposes of this Section.

                                  ARTICLE VII.

                               BOOKS AND RECORDS

     7.1 The books, accounts and records of the corporation shall be kept at the home office of the corporation except as the board of directors may from time to time appoint. The board of directors shall determine whether and to what extent the accounts and books of the corporation, or any of them, other than the stock ledger, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the corporation except as conferred by law or by resolution of the stockholders or directors.

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                                 ARTICLE VIII.

                                    NOTICES

     8.1 Unless otherwise provided in these bylaws, whenever the provisions of the charter of incorporation or these bylaws require notice to be given to any director, officer, or stockholder, such notice may be given in writing by handing a copy thereof to such person or by depositing a copy thereof in a post office or letter box in postpaid, sealed envelope, addressed to such director, officer, or stockholder at his or her address as the same appears in the books of the corporation, and the time when the same shall be mailed shall be deemed to be the time of the giving of such notice. Any such notice may be contained in any periodic publication of the corporation or any house organ thereof which is mailed as provided in this Section.

     8.2 A waiver of any notice in writing, signed by a stockholder, director, or officer, whether before or after the time stated in said waiver for holding a meeting, shall be deemed equivalent to a notice required to be given to any director, officer or stockholder.

                                  ARTICLE IX.

                                      SEAL

     9.1 The corporate seal of the corporation shall consist of two concentric circles, between which shall be the name of the corporation and the year of its incorporation and in the center shall be inscribed the word "Seal".